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                                                                     EXHIBIT 5.1

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
                                   REED SMITH SHAW & MCCLAY

                                       435 SIXTH AVENUE
MAILING ADDRESS:                                                          HARRISBURG, PA
P.O. BOX 2009                   PITTSBURGH, PENNSYLVANIA  15219-1886          McLEAN, VA
PITTSBURGH, PA 15230-2009                                                   NEW YORK, NY
                                        412-288-3131                          NEWARK, NJ
WRITER'S DIRECT NUMBERS:                                                PHILADELPHIA, PA
                                       FAX 412-288-3063                    PRINCETON, NJ
                                                                          WASHINGTON, DC
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                                              January 23, 1997



Keystone Financial, Inc.
One Keystone Plaza
Front and Market Streets
P.O. Box 3660
Harrisburg, Pennsylvania  17105-3660

      Re: Keystone Financial, Inc. Registration Statement on Form S-4 re Shares of Common Stock Issuable in Mergers with (1) Financial Trust Corp and (2) First Financial Corporation of Western Maryland
           ------------------------------------------------------------------

Gentlemen:

    We have acted as counsel to Keystone Financial, Inc. ("Keystone") in connection with:

    1. The Agreement and Plan of Reorganization and the related Agreement and Plan of Merger, each dated as of December 19, 1996 (collectively, the "FTC Plan of Merger"), between Keystone and Financial Trust Corp, a Pennsylvania corporation ("FTC"). The FTC Plan of Merger provides for the merger of FTC with and into Keystone (the "FTC Merger"). At the time the FTC Merger becomes effective, each issued and outstanding share of common stock, par value $5.00 per share, of FTC ("FTC Common Stock") will be converted into the right to receive 1.65 shares of common stock, par value $2.00 per share, of Keystone ("Keystone Common Stock").

    2. The Agreement and Plan of Merger dated as of November 26, 1996 (the "FFWM Plan of Merger") between Keystone and First Financial Corporation of Western Maryland, a Delaware corporation ("FFWM"). The FFWM Plan of Merger provides for the merger of FFWM with and into Keystone (the "FFWM Merger"). At the time the FFWM Merger becomes effective, each issued and outstanding share of common stock, par value $1.00 per share, of FFWM ("FFWM Common Stock") (other than shares as to which the holders exercise dissenters' rights) will be converted into the right to receive either (1) 1.29 shares of Keystone Common Stock or (2) cash in the amount provided in the FFWM Plan of Merger, as elected by the holder thereof or as otherwise determined as provided in the FFWM Plan of Merger.

    We are also acting as counsel to Keystone in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Keystone with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the shares of Keystone Common Stock into which outstanding FTC and FFWM Common Stock may be converted in the Mergers. This opinion is being furnished to you for the purpose of being filed as an Exhibit to the Registration Statement.

    In connection with this opinion we have examined, among other things:

    (1) executed copies of the FTC Plan of Merger and of the FFWM Plan of Merger;
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Reed Smith Shaw & McClay

Keystone Financial, Inc.                    -2-                 January 23, 1997

        (2) a copy certified to our satisfaction of the Restated Articles of Incorporation of Keystone as in effect on the date hereof;

        (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Keystone on November 21 and December 16, 1996 and on January 23, 1997, including resolutions approving the FTC and FFWM Plans of Merger; and

        (4) such other documents, corporate proceedings, statutes and decisions as we considered necessary to enable us to furnish this opinion.

        We have assumed for the purposes of this opinion that:

        (1) the FTC Plan of Merger has been duly and validly authorized, executed and delivered by FTC;

        (2) the FTC Merger will be consummated in accordance with the terms of the FTC Plan of Merger;

        (3) the FFWM Plan of Merger has been duly and validly authorized, executed and delivered by FFWM; and

        (4) the FFWM Merger will be consummated in accordance with the terms of the FFWM Plan of Merger.

        Based upon the foregoing, we are pleased to advise you that, in our opinion:

        (1) the shares of Keystone Common Stock into which the outstanding FTC Common Stock will be converted in the FTC Merger will, at the time such Merger becomes effective, be duly authorized, validly issued, fully paid and nonassessable shares of Keystone Common Stock; and

        (2) the shares of Keystone Common Stock into which outstanding FFWM Common Stock will be converted in the FFWM Merger will, at the time such Merger becomes effective, be duly authorized, validly issued, fully paid and nonassessable shares of Keystone Common Stock.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.

                                    Yours truly,

                                    /s/ Reed Smith Shaw & McClay

                                    REED SMITH SHAW & McCLAY